Exhibit 99.2

GUARDION HEALTH SCIENCES, INC.

Unaudited Condensed Combined Pro Forma Balance Sheet

March 31, 2021

	GHSI	Activ	Transaction		Pro Forma
	March 31, 2021	March 31, 2021	Adjustments		Combined
Current assets
Cash	$43,329,674	$10	(26,044,582	)(a)	$17,285,102
Accounts receivable	64,897	2,494,372	-		2,559,269
Inventories	288,527	603,776	-		892,303
Prepaid expenses	312,523	69,284	363,000	(i)	744,807
Total current assets	$43,995,621	$3,167,442	$(25,681,582)		$21,481,481
Deposits	11,751	-	-		11,751
Property and equipment, net	265,978	-	-		265,978
Deferred Tax Asset	-	109,068	(109,068	)(f)	-
Operating lease right-of-use asset, net	379,120	2,115	-		381,235
Intangible assets, net	50,000	7,524,978	4,375,022	(b)	11,950,000
Goodwill	-	1,081,760	11,493,263	(b)	12,575,023
Total assets	$44,702,470	$11,885,363	$(9,922,365)		$46,665,468
Current liabilities
Accounts payable and accrued liabilities	$230,403	$1,164,098	$2,461,439	(d)	$3,855,940
Accrued expenses	518,826	433,758	-		952,584
Payable to former officer	67,708	-	-		67,708
Operating lease liability - current	165,757	2,142	-		167,899
Due to Adare Pharmaceuticals, Inc.	-	6,407,190	(6,407,190	)(e)	-
Total current liabilities	$982,694	$8,007,188	$(3,945,751)		$5,044,132
Operating lease liability - long-term	229,430	-	-		229,430
Total liabilities	$1,212,124	$8,007,188	$(3,945,751)		$5,273,562
Commitments and contingencies	-	-	-		-
Stockholders’ Equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding at March 31, 2021	$-	$-	$-		$-
Common stock, $0.001 par value; 250,000,000 shares authorized; 24,426,993 shares issued and outstanding at March 31, 2021.	24,427	-	-		24,427
Additional paid-in capital	100,192,794	-	-		100,192,794
Accumulated deficit	(56,726,875)	3,878,175	(5,976,614	)(c)	(58,825,314)

Total stockholders’ equity	$43,490,346	$3,878,175	$(5,976,614)		$41,391,907

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

GUARDION HEALTH SCIENCES, INC.

Unaudited Condensed Combined Pro Forma Statement of Operations

For the Three Months Ended March 31, 2021

	GHSI Three Months Ended	Activ Three Months Ended	Transaction		Autonomy	Pro Forma
	March 31, 2021	March 31, 2021	Adjustments		Adjustments	Combined
Revenue
Total revenue	$233,297	$3,740,419	$-		$-	$3,973,716
Total cost of goods sold	$133,015	$1,996,660	$-		$-	$2,129,675
Gross profit (loss)	$100,282	$1,743,759	$-		$-	$1,844,041
Operating expenses
Research and development	20,608	-	-		-	20,608
Sales and marketing	457,727	-	-		-	457,727
General and administrative	2,291,472	773,308	15,000	(i)	15,000 (g)	3,094,780
Amortization - Intangibles	-	176,367	121,133	(h)	-	297,500
Total operating expenses	$2,769,807	$949,675	$136,133		$15,000	$3,870,615
Loss from operations	$(2,669,525)	$794,084	$(136,133)		$(15,000)	$(2,026,574)
Other income (expenses):
Interest expense	-	(4,581)	-		-	(4,581)

Total other income (expenses)	$-	$(4,581)	$-		$-	$(4,581)
Net loss before income taxes	$(2,669,525)	$789,503	$(136,133)		$(15,000)	$(2,031,155)
Income taxes	-	(170,059)	170,059	(f)	-	-
Net Loss	$(2,669,525)	$619,444	$33,926		$(15,000)	$(2,031,155)
Net loss per common share - basic and diluted	(0.13)					(0.09)
Weighted average common shares outstanding - basic and diluted	21,351,380					21,351,380

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

GUARDION HEALTH SCIENCES, INC.

Unaudited Condensed Combined Pro Forma Statement of Operations

For the Year Ended December 31, 2020

	GHSI Year Ended	Activ Year Ended	Transaction		Autonomy	Pro Forma
	December 31, 2020	December 31, 2020	Adjustments		Adjustments	Combined
Revenue
Total revenue	$1,889,844	$11,930,248	$-		$-	$13,820,092
Total cost of goods sold	$1,946,635	$6,258,669	$-		$-	$8,205,304
Gross profit (loss)	$(56,791)	$5,671,579	$-		$-	$5,614,788
Operating expenses
Research and development	160,978	-	-		-	160,978
Sales and marketing	1,450,205	-	-		-	1,450,205
General and administrative	7,450,245	3,800,585	2,282,438	(d)	60,000 (g)	13,593,268
Costs related to resignation of former officer (including the reversal of previously recognized stock compensation expense of $965,295 during the year ended December 31, 2020)	(615,936)	-	-		-	(615,936)
Loss on sales of equipment	18,500	-	-		-	18,500
Equipment impairment	30,948	-	-		-	30,948
Amortization - Intangibles	-	705,467	484,533	(h)	-	1,190,000
Total operating expenses	$8,494,940	$4,506,052	$2,766,971		$60,000	$15,827,963
Loss from operations	$(8,551,731)	$1,165,527	$(2,766,971)		$(60,000)	$(10,213,175)
Other income (expenses):
Interest expense	(7,271)	(18,886)	-		-	(26,157)
Change in fair value of derivative liability	(12,655)	-	-		-	(12,655)

Total other income (expenses)	$(19,926)	$(18,886)	$-		$-	$(38,812)
Net loss before income taxes	$(8,571,657)	$1,146,642	$(2,766,971)		$(60,000)	$(10,251,986)
Income taxes	-	(245,703)	245,703	(f)	-	-
Net loss	$(8,571,657)	$900,939	$(2,521,268)		$(60,000)	$(10,251,986)
Net loss per common share - basic and diluted	(0.60)					(0.73)
Weighted average common shares outstanding - basic and diluted	14,256,856					14,256,856

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

GUARDION HEALTH SCIENCES, INC.

NOTES TO CONDENSED COMBINED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Financial Information

On June 1, 2021, the Company acquired all of the issued and outstanding equity securities of Activ Nutritional, LLC (“Activ”) pursuant to an Equity Purchase Agreement (“Purchase Agreement”) dated as of May 18, 2021, as disclosed in a Current Report on Form 8-K filed with the SEC on June 4, 2021 (the “Acquisition”).

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The preliminary estimated fair values of certain assets and liabilities have been determined by management with the assistance of a third-party valuation firm. Our estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations of certain tangible and intangible assets acquired and liabilities assumed in connection with the Acquisition.

The pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation by the Company’s management of the Activ purchase price to identifiable tangible and intangible net assets acquired and the excess purchase price to goodwill. The preliminary purchase price allocation is based upon an estimated total purchase price of approximately $26 million.

Upon completion of the fair value assessment, the Company anticipates that the final purchase price allocation may differ from the preliminary assessment provided above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and the residual amounts will be allocated as an increase or decrease to goodwill, as appropriate.

Pro Forma Adjustments

The following pro forma adjustments are incorporated into the pro forma condensed combined balance sheet as of March 31, 2021 and the pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020.

.

(a)	To account for the cash consideration paid to Adare Pharmaceuticals, Inc. for the acquisition of Activ on June 1, 2021.

(b)	To recognize the identified intangible assets and goodwill at fair value as a result of the acquisition of Activ.

(c)	To eliminate the pre-existing equity of Activ and record the impact to net assets from the recognition of the transaction fees (see (d) below)

(d)	To recognize the transaction-related costs.

(e)	To settle the existing outstanding intercompany payable with the former sole equityholder, Adare Pharmaceuticals, Inc. (“Adare”)

(f)	To recognize the valuation allowance against the Activ Deferred Tax Asset and offset taxable income through the utilization of existing Company net operating losses to reduce income tax expense of Activ.

(g)	To account for standalone company cost. Resources including accounting personnel for various month-end activities and external legal services that were previously shared resources provided by Adare (former sole equityholder) at no cost to Activ.

(h)	To account for the amortization of the identified intangible acquired in the acquisition of Activ.

(i)	To account for prepaid insurance costs related to the transaction